Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-274374) and Form S-8 (No. 333-268620) of Wag! Group Co. of our report dated March 18, 2024 relating to the financial statements, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Seattle, Washington
March 18, 2024